Exhibit 10.22c

Extension of RCR LOI

The Term Sheet effective as of April 25, 2023, and extended as of November 29, 2023 and April 29, 2024, is between Cycurion Inc, a Delaware corporation (the "Buyer") with principal offices located at 1640 Boro Place, Fourth Floor, McLean, Virginia 22102, and RCR Technology Corporation, an Indiana corporation (the "Seller") with principal offices located at 9450 N. Meridian Street, Suite 300, Indianapolis, Indiana 46260. The Parties have agreed to extend the termination date of the Binding term sheet to April 11, 2025. The date set forth in the Term Sheet of November 30, 2023 is hereby extended to April 11, 2025.

[signatures on the next page]

IN WITNESS WHEREOF, the Company has caused this Term Sheet to be signed in its name by its duly authorized officer as of December 30, 2024.

RCR TECHNOLOGY CORPORATION

By:	/s/ Robert Reed
Robert Reed, President

CYCURION, INC.

By:	/s/ Alvin McCoy, III
Alvin McCoy, III, Chief Financial Officer